SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

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                  International Business Machines Corporation
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

2 IBM Notice of 1999 Annual Meeting and Proxy Statement


                                [IBM Letterhead]

Dear Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders on Tuesday, April 27, at 10 a.m., in the James L. Knight Center at the Miami Convention Center, Miami, Florida.

We are very pleased that Mr. Kenneth I. Chenault, president and chief operating officer of American Express Company, who was elected to the Board in October 1998, is a nominee for the first time.

At this year's Annual Meeting you will be asked to approve, among other things, certain amendments to IBM's Certificate of Incorporation to increase the number of authorized shares. Your approval of these amendments is necessary to effectuate a two-for-one stock split declared by the IBM Board of Directors on January 26, 1999. In addition, you will also be asked to approve IBM's 1999 Long-Term Performance Plan, which provides for incentive and other awards that are designed to provide participants with an increased proprietary interest in our Company. Your vote on these matters is important and we appreciate your continued support.

Stockholders of record can vote their shares by using the Internet or the telephone. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you also may vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope. If you will need special assistance at the meeting because of a disability, please contact the Office of the Secretary, Armonk, N.Y. 10504.

Very truly yours,


/s/ Louis V. Gerstner, Jr.

Louis V. Gerstner, Jr.
Chairman of the Board

YOUR VOTE IS IMPORTANT

Please Vote by Using the Internet, the Telephone, or by Signing, Dating, and Returning the Enclosed Proxy Card

3 IBM Notice of 1999 Annual Meeting and Proxy Statement


International Business Machines Corporation
Armonk, New York 10504
March 15, 1999

Notice of Meeting

The Annual Meeting of Stockholders of International Business Machines Corporation will be held on Tuesday, April 27, 1999, at 10 a.m., in the James L. Knight Center at the Miami Convention Center, 400 S.E. Second Avenue, Miami, Florida 33131. The items of business are:

1.    Election of directors for a term of one year.

2.    Ratification of the appointment of auditors.

3. Amendment of the Certificate of Incorporation to increase authorized shares and effect a two-for-one common stock split.

4.    Adoption of the IBM 1999 Long-Term Performance Plan.

5.    Approval of Annual Incentive Compensation Terms for Certain Executives.

6. Such other matters, including ___ stockholder proposals, as may properly come before the meeting.

These items are more fully described in the following pages, which are hereby made a part of this Notice. Only stockholders of record at the close of business on March 1, 1999, are entitled to vote at the meeting. Stockholders are reminded that shares cannot be voted unless the signed Proxy Card is returned, shares are voted over the Internet or by telephone, or other arrangements are made to have the shares represented at the meeting.


Daniel E. O'Donnell
Vice President and Secretary

      This Proxy Statement and the accompanying form of Proxy Card are being mailed beginning on or about March 15, 1999, to stockholders entitled to vote. The IBM 1998 Annual Report, which includes financial statements, is being mailed with this Proxy Statement. Kindly notify First Chicago Trust Company of New York, Mail Suite 4688, P.O. Box 2530, Jersey City, N.J. 07303-2530, telephone 201-324-0405, if you did not receive a report, and a copy will be sent to you.

4 IBM Notice of 1999 Annual Meeting and Proxy Statement


Table of Contents

                                                                 Page

1.    Election of Directors for a Term of One Year                 5

General Information:

o     Board of Directors                                           x

o     Committees of the Board                                      x

o     Other Relationships                                         xx

o     Directors' Compensation                                     xx

o     Section 16(a) Beneficial Ownership Reporting Compliance     xx

o     Ownership of Securities                                     xx

      -     Common Stock and Total Stock-Based
            Holdings of Management                                xx

Report on Executive Compensation                                  xx

o     Summary Compensation Table                                  xx

o     Performance Graph                                           xx

2.    Ratification of Appointment of Auditors                     xx

3.    Amendment of the Certificate of Incorporation to Increase
      Authorized Shares and Effect a Two-for-One Common Stock
      Split                                                       xx

4.    Adoption of the IBM 1999 Long-Term Performance Plan         xx

5.    Approval of Annual Incentive Compensation Terms for
      Certain Executives                                          xx

6.    Stockholder Proposals                                       xx

Other Business                                                    xx

Proxies and Voting at the Meeting                                 xx

Appendix A: Proposed Amendment to Article THREE
  of the Company's Certificate of Incorporation                   xx

Appendix B: IBM 1999 Long-Term Performance Plan                   xx

Appendix C: IBM 1999 Long-Term Performance Plan -
  Federal Income Tax Consequences                                 xx

5 IBM Notice of 1999 Annual Meeting and Proxy Statement


1. Election of Directors for a Term of One Year

The Board proposes the election of the following directors of the Company for a term of one year. Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as Proxies on the enclosed Proxy Card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors.

[PHOTO OMITTED]

Cathleen Black, 54, is president of Hearst Magazines, a division of The Hearst Corporation, a diversified communications company. She is a member of IBM's Directors and Corporate Governance Committee. Prior to joining Hearst Magazines, she was president and chief executive officer of the Newspaper Association of America from 1991 to 1996, president, then publisher, of USA TODAY from 1983 to 1991, and also executive vice president/marketing for Gannett Company, Inc. (USA TODAY parent company) from 1985 to 1991. She is a director of The Hearst Corporation, The Coca-Cola Company, the Advertising Council and a trustee of the University of Notre Dame. Ms. Black became an IBM director in 1995.

[PHOTO OMITTED]

Kenneth I. Chenault, 47, is president and chief operating officer of American Express Company, a financial services company. He is a member of IBM's Executive Compensation and Management Resources Committee. Mr. Chenault joined American Express in 1981 and was named president of the U.S. division of American Express Travel Related Services Company, Inc., in 1993, vice chairman of American Express Company in 1995 and to his present position in 1997. Mr. Chenault is a member of the board of directors of American Express Company, the Quaker Oats Company, the National Collegiate Athletic Association, NYU Medical Center and NYU Downtown Hospital, Phoenix House and the National Center on Addiction and Substance Abuse. He also serves on the Dean's Advisory Board of Harvard Law School and is a member of The Council on Foreign Relations. Mr. Chenault became an IBM director in 1998.

[PHOTO OMITTED]

Juergen Dormann, 59, is chairman of the management board of Hoechst AG, a chemicals and pharmaceuticals company. He is a member of IBM's Audit Committee. Mr. Dormann joined Hoechst in 1963 and was elected finance and accounting director in 1987 and to his present position in 1994. He is a director of ABB Asea Brown Boveri Ltd., ABB AG and a member of the supervisory board of Allianz AG. Mr. Dormann became an IBM director in 1996.

[PHOTO OMITTED]

Louis V. Gerstner, Jr., 57, is chairman of the Board and chief executive officer of IBM and chairman of IBM's Executive Committee. From 1989 until joining IBM in 1993, he was chairman of the board and chief executive officer of RJR Nabisco Holdings Corp., an international consumer products company. From 1985 to 1989, Mr. Gerstner was president of American Express Company, and from 1983 to 1989, he was chairman and chief executive officer of American Express Travel Related Services Co., Inc. He is a member of the board of directors of Bristol-Myers Squibb Company. Mr. Gerstner co-chairs Achieve, an organization created by United States governors and business leaders to establish high academic standards in our nation's schools. He is a director of The Council on Foreign Relations and a member of the Smithsonian Board of Regents. Mr. Gerstner became an IBM director in 1993.

6 IBM Notice of 1999 Annual Meeting and Proxy Statement


[PHOTO OMITTED]

Nannerl O. Keohane, 58, is president and professor of political science at Duke University. She is chairperson of IBM's Directors and Corporate Governance Committee and a member of IBM's Executive Committee. She was formerly president of Wellesley College, and a former faculty member at Swarthmore College and Stanford University. She is a member of The Council on Foreign Relations, the American Philosophical Society and the American Academy of Arts and Sciences. Dr. Keohane is a trustee of the Colonial Williamsburg Foundation and has served as vice president of the American Political Science Association. Dr. Keohane became an IBM director in 1986.

[PHOTO OMITTED]

Charles F. Knight, 63, is chairman and chief executive officer of Emerson Electric Co., an electronics company. He is chairman of IBM's Executive Compensation and Management Resources Committee and a member of IBM's Executive Committee. He joined Emerson Electric in 1972 as vice chairman and was elected chief executive officer in 1973, chairman in 1974 and president in 1995. Prior to joining Emerson, he was president of Lester B. Knight & Associates, Inc., a consulting engineering firm. He is a director of SBC Communications Inc., Anheuser Busch Companies, Inc., The British Petroleum Company p.l.c. and Morgan Stanley Dean Witter & Co. Mr. Knight became an IBM director in 1993.

[PHOTO OMITTED]

Minoru Makihara, 69, is chairman of Mitsubishi Corporation. He is a member of IBM's Directors and Corporate Governance Committee. Mr. Makihara joined Mitsubishi in 1956 and was elected president of Mitsubishi International Corporation in 1987, chairman of Mitsubishi International Corporation in 1990, president of Mitsubishi Corporation in 1992 and chairman in 1998. Mr. Makihara became an IBM director in 1997.

[PHOTO OMITTED]

Lucio A. Noto, 60, is chairman and chief executive officer of Mobil Corporation, an oil, gas and petrochemical company. He is a member of IBM's Audit Committee. Mr. Noto joined Mobil in 1962 and was elected to Mobil's board in 1988. He was elected chief financial officer in 1989, president and chief operating officer in 1993, and to his present position in 1994. He also serves as chairman of Mobil's executive committee. Mr. Noto is a director of Philip Morris Companies Inc. He is a member of The Business Council, the Trilateral Commission, the American Petroleum Institute and a member of the Board of Trustees of the Urban Institute. Mr. Noto became an IBM director in 1995.

7 IBM Notice of 1999 Annual Meeting and Proxy Statement


[PHOTO OMITTED]

John B. Slaughter, 65, is president of Occidental College. He is a member of IBM's Audit Committee. He is a former chancellor of the University of Maryland and a former director of the National Science Foundation. He is a director of the Atlantic Richfield Company, Avery Dennison Corporation, Solutia, Inc., and Northrop Grumman Corporation. He is a member of the National Academy of Engineering, a member of the American Academy of Arts and Sciences, a fellow of the American Association for the Advancement of Science, a fellow of the Institute of Electrical and Electronics Engineers, and a member of the Hall of Fame of the American Society for Engineering Education. Dr. Slaughter became an IBM director in 1988.

[PHOTO OMITTED]

Alex Trotman, 65, is retired chairman and chief executive officer of the Ford Motor Company, an automotive manufacturer. He is a member of IBM's Directors and Corporate Governance Committee. Mr. Trotman joined Ford of Britain in 1955 and was elected president of Ford Asia-Pacific in 1983 and chairman of Ford of Europe in 1988. He became president and chief operating officer of Ford Automotive Group and a director in 1993. He was chairman and chief executive officer of the Ford Motor Company from 1993 to 1998. Mr. Trotman is a director of the New York Stock Exchange and Imperial Chemical Industries PLC. Mr. Trotman became an IBM director in 1994.

[PHOTO OMITTED]

Lodewijk C. van Wachem, 67, is chairman of the supervisory board of Royal Dutch Petroleum Company, an oil, gas and petrochemical company. He is chairman of IBM's Audit Committee and a member of IBM's Executive Committee. In 1992, Mr. van Wachem retired as president of Royal Dutch Petroleum, a post he had held since 1982. He is a director of ABB Asea Brown Boveri Ltd., ATCO Ltd., and Zurich Allied Financial Services, and a member of the supervisory boards of Akzo Nobel N.V., Bavarian Motor Works A.G., Bayer A.G. and Philips Electronics N.V. Mr. van Wachem became an IBM director in 1992.

[PHOTO OMITTED]

Charles M. Vest, 57, is president and professor of mechanical engineering at the Massachusetts Institute of Technology. He is a member of IBM's Executive Compensation and Management Resources Committee. Dr. Vest was formerly the provost and vice president for Academic Affairs of the University of Michigan. He is a director of E. I. du Pont de Nemours and Company, a fellow of the American Association for the Advancement of Science, a member of the National Academy of Engineering and the Corporation of Woods Hole Oceanographic Institution, and a trustee of Wellesley College. Dr. Vest became an IBM director in 1994.

8 IBM Notice of 1999 Annual Meeting and Proxy Statement


General Information

Board of Directors

The Board of Directors is responsible for supervision of the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The Board of Directors held 9 meetings during 1998. Overall attendance at Board and committee meetings was 92 percent. Attendance was at least 75 percent for each director. Following the Annual Meeting, the Board will consist of 12 directors. In the interim between Annual Meetings, the Board has the authority under the By-laws to increase or decrease the size of the Board and fill vacancies.

The IBM Board has long-adhered to governance principles designed to assure the continued vitality of the Board and excellence in the execution of its duties. Since 1994, the Board has had in place a set of governance guidelines reflecting these principles, including the Board's policy of requiring a majority of independent directors, the importance of equity compensation to align the interests of directors and stockholders, and the periodic review by the Board in executive session of its own performance and of the performance of the Chief Executive Officer.

Committees of the Board

The Executive Committee, the Audit Committee, the Directors and Corporate Governance Committee, and the Executive Compensation and Management Resources Committee are the standing committees of the Board of Directors.

                                                                Executive
                                             Directors          Compensation and
                                             and Corporate      Management
Executive              Audit                 Governance         Resources
--------------------------------------------------------------------------------

L.V. Gerstner, Jr.*    L.C. van Wachem*      N.O. Keohane*      C.F. Knight*

N.O. Keohane           J. Dormann            C. Black           K.I. Chenault

C.F. Knight            L.A. Noto             M. Makihara        C.M. Vest

L.C. van Wachem        J.B. Slaughter        A. Trotman

* Chair

Executive Committee

The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The committee meets as necessary, and all actions by the committee are reported at the next Board of Directors meeting. The committee did not meet in 1998.

Audit Committee

The Audit Committee is responsible for reviewing reports of the Company's financial results, audits, internal controls, and adherence to its Business Conduct Guidelines in compliance with federal procurement laws and regulations. The committee recommends to the Board of Directors the selection of the Company's outside auditors and reviews their procedures for ensuring their independence with respect to the services performed for the Company.

The Audit Committee is composed of outside directors who are not officers or employees of IBM or its subsidiaries. In the opinion of the Board, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The committee held 4 meetings in 1998.

9 IBM Notice of 1999 Annual Meeting and Proxy Statement


Directors and Corporate Governance Committee

The Directors and Corporate Governance Committee was formed in 1993 and is devoted primarily to the continuing review and articulation of the governance structure of the Board of Directors. The Committee is responsible for recommending qualified candidates to the Board for election as directors of the Company, including the slate of directors that the Board proposes for election by stockholders at the Annual Meeting.

The committee advises and makes recommendations to the Board on all matters concerning directorship practices, including retirement policies and compensation for non-employee directors, and recommendations concerning the functions and duties of the committees of the Board.

The committee reviews and considers the Company's position and practices on significant issues of corporate public responsibility, such as workforce diversity, protection of the environment, and philanthropic contributions, and it reviews and considers stockholder proposals dealing with issues of public and social interest. Members of the committee are outside directors who are not officers or employees of IBM or its subsidiaries. In the opinion of the Board, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The committee held 4 meetings in 1998.

Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing to the Secretary of the Corporation, giving the recommended candidate's name, biographical data, and qualifications.

Executive Compensation and Management Resources Committee

The Executive Compensation and Management Resources Committee has responsibility for administering and approving all elements of compensation for elected corporate officers and certain other senior management positions. It also approves, by direct action or through delegation, participation in, and all awards, grants, and related actions under the provisions of the IBM Stock Option Plans and the Long-Term Performance Plans, reviews changes in the IBM Retirement Plan primarily affecting IBM corporate officers, and manages the operation and administration of the IBM Extended Tax Deferred Savings Plan and the IBM Supplemental Executive Retirement Plan. The committee reports to stockholders on executive compensation items as required by the Securities and Exchange Commission (page xx). The committee has responsibility for reviewing the Company's management resources programs and for recommending qualified candidates to the Board for election as officers.

Members of this committee are outside directors who are not officers or employees of IBM or its subsidiaries and are not eligible to participate in any of the plans or programs that the committee administers. In the opinion of the Board, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The committee held 4 meetings in 1998.

Other Relationships

The Company and its subsidiaries purchase services, supplies and equipment in the normal course of business from many suppliers and similarly sell and lease IBM products and services to many customers. In some instances, these transactions occur between IBM and other companies for whom members of IBM's Board serve as executive officers. In 1998, none of these transactions was individually significant or reportable.

The Company has renewed its directors and officers indemnification insurance coverage. This insurance covers directors and officers individually where exposures exist other than those for which the Company is able to provide direct indemnification. These policies run from June 30, 1998, through June 30, 1999, at a total cost of $411,199. The primary carrier is Federal Insurance Company.

Directors' Compensation

Directors who are not employees of the Company receive an annual retainer of $70,000 and each committee chair receives an additional annual retainer of $5,000. Sixty percent of the annual retainer fees is paid in Promised Fee Shares of IBM common stock under the Directors Deferred Compensation and Equity Award Plan (the "DCEAP"). Under the DCEAP, outside directors may defer all or part of their remaining cash compensation, to be paid either with interest at a rate equal to the rate on 26-week U.S. Treasury bills updated each January and July,

10 IBM Notice of 1999 Annual Meeting and Proxy Statement


or in Promised Fee Shares, with dividends used to buy additional Promised Fee Shares. Promised Fee Shares are valued based on the market price of IBM common stock and are payable in the form of IBM shares or cash. All amounts under the DCEAP are to be paid only upon retirement or other completion of service as a director. Employee directors receive no additional compensation for service on the Board of Directors or its committees.

Under the IBM Non-Employee Directors Stock Option Plan, each outside director receives an annual grant of options to purchase 2,000 shares of IBM common stock. The exercise price of the options is the fair market value of IBM common stock on the date of grant, and each option has a term of ten years and becomes exercisable in four equal installments commencing on the first anniversary of the date of grant and continuing for the three successive anniversaries thereafter. In the event of the retirement (as defined in the plan) or death of an outside director, all options granted to such director shall become immediately exercisable. Outside directors are provided group life insurance of up to $50,000 and travel accident insurance in the amount of $300,000. Directors are also eligible to participate in the Company's Matching Grants Program on the same basis as the Company's employees.

The Directors and Corporate Governance Committee of the Board periodically reviews IBM's director compensation practices and compares them against the practices of the largest U.S. companies in terms of market capitalization. In performing this review, the Committee focuses on ensuring that the Company's outside directors have a proprietary stake in the Company and that the interests of the directors continue to be closely aligned with the interests of the Company's stockholders. The Committee believes that the Company's total director compensation package continues to be competitive with the compensation offered by other companies and is fair and appropriate in light of the responsibilities and obligations of the Company's outside directors.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during 1998 all reports for the Company's executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

Ownership of Securities

The following table reflects shares of IBM common stock beneficially owned by the named persons, and the directors and executive officers as a group, as of December 31, 1998.

The table indicates whether voting power and investment power in IBM common stock are solely exercisable by the person named or shared with others. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of shares held. Also shown are shares over which the named person could have acquired such powers within 60 days. Since some shares may appear under both the Voting and Investment Power columns, and since other types of holdings are listed only in the Stock or Total column, the individual columns will not add across to the Total column.

Common Stock and Total Stock-Based Holdings of Management

The table sets forth the beneficial ownership of shares of the Company's common stock, as well as all other IBM stock-based holdings as of December 31, 1998, by IBM's current directors and nominees, the executive officers named in the Summary Compensation Table on page xx, and the directors and officers as a group, as of December 31, 1998. The table indicates the alignment of these individuals' personal financial interests with the interests of the Company's stockholders, because the value of their holdings will increase or decrease in line with the price of IBM stock.

11 IBM Notice of 1999 Annual Meeting and Proxy Statement


-------------------------------------------------------------------------------------------------------
                             Voting Power    Investment Power                      Total    Acquirable
                            ---------------------------------                Stock-based     within 60
Name                         Sole  Shared     Sole     Shared     Stock(1)    holdings(2)       days(3)
-------------------------------------------------------------------------------------------------------
C. Black                    x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
K.I. Chenault               x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
J. Dormann                  x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
L.V. Gerstner, Jr.          x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
N.O.Keohane                 x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
C.F. Knight                 x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
M. Makihara                 x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
L.A. Noto                   x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
J.B. Slaughter              x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
A. Trotman                  x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
L.C. van Wachem             x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
C.M. Vest                   x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
Executive A                 x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
Executive B                 x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
Executive C                 x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
Executive D                 x,xxx   x,xxx    x,xxx      x,xxx       x,xxx          x,xxx         x,xxx
-------------------------------------------------------------------------------------------------------
Directors and executive
officers as a group(4)      x,xxx   x,xxx    x,xxx      x,xxx       x,xxx*         x,xxx         x,xxx*
-------------------------------------------------------------------------------------------------------

* The total of these two columns represents less than 1% of the outstanding shares. No individual's beneficial holdings totaled more than 1/5 of 1% of the outstanding shares. These holdings do not include 2,627,529 shares held by the IBM Retirement Plan Trust Fund, over which the members of the Board have the right to acquire shared investment power by withdrawing authority now delegated to the Retirement Plans Committee, a management committee. The directors and officers included in the table disclaim beneficial ownership of shares beneficially owned by family members who reside in their households. The shares are reported in such cases on the presumption that the individual may share voting and/or investment power because of the family relationship.

(1) For executive officers, this column includes shares shown in the "Voting Power" and "Investment Power" columns, as well as restricted stock units. For non-employee directors, this column includes shares earned and accrued under the Directors Deferred Compensation and Equity Award Plan. They have no voting power over such shares and investment power only with regard to such shares acquired as a result of deferring fees paid to them.

(2) This column shows the total IBM stock-based holdings, including the securities shown in the "Stock" column and other IBM stock-based interests, including, as appropriate, employee contributions into the IBM Stock Fund under the IBM Extended Tax Deferred Savings Plan ("ETDSP") and all Company matching contributions under the ETDSP. For non-employee directors, this column also includes the Promised Fee Shares payable in cash that were credited to the non-employee directors in connection with the elimination of pension payments to such directors.

(3)   Shares that can be purchased under an IBM stock option plan.

(4)   None of the directors or executive officers own any IBM preferred stock.

12 IBM Notice of 1999 Annual Meeting and Proxy Statement


Report on Executive Compensation

(to come)

Compensation for the Chairman and Chief Executive Officer

(to come)

Summary Compensation Table

(to come)

Stock Option/SAR Grants in Last Fiscal Year

(to come)

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

(to come)

Long-Term Incentive Plans-Awards in Last Fiscal Year

(to come)

Retirement Plans

(to come)

Employment Agreements and Change-in-Control Arrangements

(to come)

13 IBM Notice of 1999 Annual Meeting and Proxy Statement


Performance Graph

Comparison of Five-Year Cumulative Total Return for IBM, S&P 500 Stock Index, and S&P Computers (Hardware) Index (excluding IBM)

(New Graph to Come)


                              1993     1994     1995     1996     1997     1998
IBM Common Stock               XXX      XXX      XXX      XXX      XXX      XXX
S & P 500 Stock Index          XXX      XXX      XXX      XXX      XXX      XXX
S & P Computers (Hardware)
  Index (excluding IBM)        XXX      XXX      XXX      XXX      XXX      XXX

The above graph compares the five-year cumulative total return for IBM common stock with the comparable cumulative return of two indexes. Since IBM is a company within the Standard & Poor's ("S&P") 500 Stock Index, the Securities and Exchange Commission's proxy rules require the use of that Index. Under those rules, the second index used for comparison may be a published industry or line-of-business index. In IBM's case, the S&P Computers (Hardware) Index (excluding IBM), shown above, is such an index. Prior to June 1996, the S&P Computers (Hardware) Index had been known as the S&P Computer Systems Index.

The graph assumes $100 invested on December 31, 1993, in IBM common stock and $100 invested at that same time in each of the S&P indexes. The comparison assumes that all dividends are reinvested.

14 IBM Notice of 1999 Annual Meeting and Proxy Statement


2. Ratification of Appointment of Auditors

The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent accountants, to be IBM's auditors for the year 1999 and recommends to stockholders that they vote for ratification of that appointment.

PricewaterhouseCoopers LLP served in this capacity for the year 1998. Its representative will be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

The appointment of auditors is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of nonaudit services, and the estimated fees for the coming year. The committee also reviews and approves proposed nonaudit services to ensure that they will not impair the independence of the accountants.

Before making its recommendation to the Board for appointment of PricewaterhouseCoopers LLP, the Audit Committee carefully considered that firm's qualifications as auditors for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with PricewaterhouseCoopers LLP in all of these respects. The committee's review included inquiry concerning any litigation involving PricewaterhouseCoopers LLP and any proceedings by the Securities and Exchange Commission against the firm. In this respect, the committee has concluded that the ability of PricewaterhouseCoopers LLP to perform services for the Company is in no way adversely affected by any such investigation or litigation.

The IBM Board of Directors unanimously recommends a vote FOR this proposal.

3. Amendment of the Certificate of Incorporation to Increase Authorized Shares and Effect a Two-for-One Common Stock Split

On January 26, 1999, the Board of Directors unanimously adopted a resolution declaring it advisable to amend the Company's Certificate of Incorporation to increase the number of shares of stock that the Company has the authority to issue to an aggregate of 4,837,500,000 shares, of which 4,687,500,000 would be capital stock, $0.20 par value per share ("common stock"), and 150,000,000 of which would continue to be preferred stock, $0.01 par value per share (the "Amendments"). The Board of Directors further directed that the Amendments be submitted for consideration by stockholders at the Company's Annual Meeting. In the event the Amendments are approved by stockholders, the Company will amend the Certificate of Incorporation (the "Certificate") with the New York State Secretary of State. These Amendments will become effective at the close of business on the date the Certificate is accepted for filing by the Secretary of State. The text of Article THREE of the Certificate, as proposed to be amended, is set forth in Appendix A, on page xx of this Proxy Statement.

On January 26, 1999, the Board of Directors also unanimously adopted a resolution authorizing and declaring, subject to approval by stockholders of the Amendments, a two-for-one stock split, which split will provide one share of common stock for each authorized share of common stock issued and reserved for issuance to common stockholders of record at the close of business on May 10, 1999 (the "Stock Split Record Date").

In the event stockholders approve the Amendments, the Company will amend Article THREE of the Company's Certificate to increase the number of shares of common stock which the Company is authorized to issue from 1,875,000,000 to 4,687,500,000 and decrease the par value per share of such stock from $0.50 per share to $0.20 per share. This change to the par value has been recommended by the Board in order to permit the Company to save a significant amount of fees which would otherwise be payable under state law upon the filing of the Certificate with the increase in the number of authorized shares of common stock requested by these Amendments. Approval of the Amendments will also permit the Company to effect the split of the common stock of the Company. Stockholder approval of an increase in the number of authorized shares of common stock is required in order for the proposed two-for-one stock split to be effected, and if the proposed Amendments to the Company's Certificate are not approved by the stockholders, the stock split cannot be effected. If the proposed amendments to the Certificate are adopted, each share of common stock held of record as of the close of business on the Stock Split Record Date will be changed into two shares of common stock. As a result of the change in par value, an amount equal to $0.30 for each issued share of common stock (prior to the stock split) will

15 IBM Notice of 1999 Annual Meeting and Proxy Statement


be reclassified from stated capital to surplus. As a result of the stock split, an amount equal to the new par value of $0.20 per share of common stock for each share issued in the stock split will be transferred back to stated capital. In each case, there will be no change in the Company's total paid-in capital. The split of the Company's common stock will also include shares reserved for issuance under various stock option and other plans, including all shares of common stock authorized for issuance under the IBM 1999 Long-Term Performance Plan which is being submitted for stockholder approval (the "1999 LTPP," see pages xx-xx and appendices B and C hereto), as well as those shares held by the Company as Treasury shares.

As of December 31, 1998, there were 926,869,052 shares of issued common stock, of which 915,906,906 were outstanding, 10,000,000 were held in an employee benefits trust and 962,146 were Treasury shares. Of the 948,130,948 authorized but unissued shares, a total of 138,249,666 shares were reserved for issuance under Company stock purchase, option and other benefit plans for employees and directors, and the remaining 809,881,282 shares were unreserved. Shares issued pursuant to the proposed stock split will have the same rights as currently outstanding shares of common stock. Holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company. This means that current stockholders do not have a prior right to purchase any new issue of common stock of the Company in order to maintain their proportionate ownership interest.

The Board believes that the proposed two-for-one split of the common stock will result in a market price that should be more attractive to a broader spectrum of investors, particularly individual investors. Based on figures as of December 31, 1998, of the 4,687,500,000 shares of common stock which would be authorized, 1,853,738,104 shares would be required to effectuate the two-for-one split of the common shares issued. The aggregate number of shares that may be sold under each of the Company's stock option, employee benefit and incentive plans, the number of shares covered by outstanding options and restricted stock awards under such Plans, and the exercise price of such options, will also be proportionately adjusted to reflect the stock split. For example, the stock split will have the effect of doubling the number of shares of common stock issuable upon exercise of options and other rights granted under the Company's stock and option plans, and of reducing by one-half the option price per share of such options and rights. The number of shares of restricted stock granted to Company employees and directors and common stock equivalents held by directors, officers and employees, will also be doubled accordingly.

The Board of Directors also believes that it is in the Company's best interests to increase the number of authorized but unissued shares of common stock in order to have additional shares available to meet the Company's future business needs as they arise. Other than the shares which are required to effect the stock split, the Company's management has no present arrangements, agreements, understandings or plans for the use of the additional shares proposed to be authorized by the Amendments. The Board believes the availability of such additional shares will provide the Company with the flexibility to issue common stock for a variety of other purposes the Board of Directors may deem advisable without further action by the Company's stockholders, unless required by law, regulation or stock exchange rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition or merger into the Company of other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock splits or distributions, and other bona fide corporate purposes. In some situations, the issuance of additional shares of common stock could have a dilutive effect on earnings per share, and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power in the Company.

Although an increase in the authorized shares of common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), we are not proposing to amend the Certificate in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, or solicitation in opposition to management. In addition, the Proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders. Finally, the Board does not currently contemplate recommending the adoption of any other amendments to the Certificate which could be construed to affect the ability of third parties to take over or

16 IBM Notice of 1999 Annual Meeting and Proxy Statement


change control of the Company.

In addition to the Company's common stock, the Company's Certificate currently empowers the Board of Directors to authorize the issuance of one or more series of preferred stock without stockholder approval. Pursuant to this authorization, the Company has issued one series of preferred stock, and, as of December 31, 1998, a total of 2,546,011 shares of Series A 7 1/2% preferred stock were outstanding. No change to the Company's preferred stock authorization is requested by the Amendments. Existing Series A preferred stockholders do not have preemptive rights, nor any other participatory rights with respect to the matters covered by this Proposal.

In the event this Proposal is approved, certificates representing shares of the Company's common stock issued prior to the time the stock split becomes effective will continue to represent the same number of shares of the Company's stock as they did prior to such time. Each common stockholder of record at the close of business on the Stock Split Record Date will be entitled to receive one additional share of common stock for each share of common stock held on such date. Distribution of the additional shares is presently expected to occur on or about May 26, 1999, and will be effected in book-entry form, through the mailing of an account statement to each stockholder of record as of the Stock Split Record Date, crediting the additional shares of common stock as a result of the stock split. Stockholders of record as of the Stock Split Record Date may request a physical certificate from the Company's transfer agent for the additional shares they are entitled to receive as a result of the stock split. In the event this Proposal is approved, additional instructions will be mailed to stockholders on or about May 26, 1999.

Existing certificates will continue to represent the same number of shares listed on the certificates. Existing certificates will not be exchanged for new certificates. Please do not return any certificates to the Company or our transfer agent.

If the Proposal is approved, the Company will also apply to the New York Stock Exchange, as well as various other exchanges upon which the Company's common stock is listed, for the continued listing of the Company's common stock on a split basis.

The Company has been advised by competent tax counsel that under U.S. federal income tax laws the receipt of additional shares of common stock in the stock split will not constitute taxable income to stockholders. In addition, the cost or other tax basis to a stockholder of each old share held immediately before the split will be divided equally between the corresponding two shares held immediately after the split, and the holding period for each of the two shares will include the period for which the corresponding old share was held. The laws of jurisdictions other than the United States may impose income taxes or other fees on the receipt of additional shares resulting from the split. Stockholders subject to such other laws should consult with their own financial advisors for additional information.

If a stockholder elects to sell or purchase shares of the Company's common stock following the stock split, stock transfer taxes, if applicable, may be higher in a transaction involving an equivalent aggregate market value, because of the greater number of shares involved, and the brokerage commissions associated with such activities may also be higher. Stockholders may wish to determine from their brokers the taxes and commissions applicable for the additional number of shares.

Since we believe the Amendments and the stock split are in the best interest of the Company and its stockholders, the IBM Board of Directors unanimously recommends a vote FOR this Proposal.

17 IBM Notice of 1999 Annual Meeting and Proxy Statement


4. Adoption of the IBM 1999 Long-Term Performance Plan

The Board of Directors has adopted the IBM 1999 Long-Term Performance Plan ("1999 LTPP"), and joins with the Company's management in asking for your support of this proposal. Competition for key employees is very intense and to secure top talent, the Company needs to have competitive compensation programs, including equity-based awards. The use of stock options and other stock awards among information technology companies is widely prevalent and continues to increase, and the Company has found that its use of equity for awards falls behind the usage by others in the industry. The 1999 LTPP is integral to the Company's compensation strategies and programs, and with stockholder approval of the 1999 LTPP, the Company expects to continue its efforts to expand the use of stock options, particularly among non-executive employees with critical skills.

The 1999 LTPP permits the grant of any form of award, including, but not limited to, stock options, stock appreciation rights ("SARs") and stock and cash awards, whether granted singly, in combination or in tandem. During any five-year period, no participant may receive stock options or SARs with respect to an aggregate of more than x,xxx,xxx shares. Stock options will be granted at an exercise price of not less than 100% of fair market value (as defined in the plan) on the date of grant and it is expected that options and SARs will typically be granted for periods of 10 years or less. The 1999 LTPP also permits the grant of other awards in stock or denominated in units of stock, which may be subject to restrictions on transfer and/or forfeiture provisions. The maximum number of shares of common stock that may be issued under stock awards under the 1999 LTPP will not exceed 20% of the aggregate number of shares available for issuance under the 1999 LTPP.

If approved by stockholders, the Board has authorized for issuance under the 1999 LTPP xx,xxx,xxx shares of common stock, which is x.x% of the Company's outstanding shares of common stock on February xx, 1999. The closing price of the Company's common stock on the New York Stock Exchange that day was $xxx.xx per share. In addition, any shares previously authorized by stockholders for awards under prior Company long-term performance plans which are still available for issuance or which either wholly or in part were not earned, or that expired or were forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other awards shall be available for issuance under the 1999 LTPP. Subject to stockholder approval of Proposal 3, as set forth beginning on page xx, the shares available for issuance under the 1999 LTPP shall be doubled to reflect the proposed two-for-one stock split.

For purposes of determining the number of shares of common stock issued under the 1999 LTPP, no shares shall be deemed issued until they are actually delivered to a participant, or such other person in accordance with Section 10 of the 1999 LTPP. Shares covered by awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other awards, shall be available for future issuance under awards. Further, shares tendered to or withheld by the Company in connection with the exercise of stock options, or the payment of tax withholding on any award, shall also be available for future issuance under awards.

It is intended that the 1999 LTPP will generally be administered by the Executive Compensation and Management Resources Committee (or any successor committee), which is constituted in compliance with the rules and regulations issued under the federal securities laws and the Internal Revenue Code. In administering the 1999 LTPP, the Committee has the full power to select participants, to interpret the provisions of the plan, to grant waivers of award restrictions, to continue or accelerate the exercisability, vesting or payment of an award and to adopt such rules, regulations and guidelines for carrying out the 1999 LTPP as it may deem necessary or proper. The Committee may delegate certain of its duties, power and authority to officers of the Company, pursuant to such conditions and limitations as the Committee may establish. The 1999 LTPP may be amended by the Board, except that it may not be amended to increase the maximum number of shares that may be issued under the 1999 LTPP (except for adjustments pursuant to Section 14 of the 1999 LTPP) or to permit the granting of stock options or stock appreciation rights with exercise or grant prices lower than those specified in Section 6 of the 1999 LTPP, without stockholder approval.

Awards under the 1999 LTPP may be made to employees of, and other individuals providing services to, the Company. Participants in the 1999 LTPP will be recommended by their management and the Committee intends to review and act on all 1999 LTPP grants and awards for elected officers and certain other senior management positions. The Committee

18 IBM Notice of 1999 Annual Meeting and Proxy Statement


has previously delegated certain of its authority to make grants and awards, waive restrictions and take other actions under the Company's prior or future long-term performance plans. As the participants in the 1999 LTPP will be selected by the Committee and management in their discretion, it is not possible to indicate the number or names of positions or participants who may be eligible for awards under the 1999 LTPP and no allocation or other determination has been made as to the types or amounts of awards that may be made. During 1998, options to purchase x,xxx,xxx shares were granted to employees, including options to purchase xxx,xxx shares granted to current executive officers as a group. In 1996, the number of performance stock units representing Long-Term Performance Incentive awards granted to all participants and current executive officers was xxx,xxx and xx,xxx, respectively. A total of xxx,xxx restricted stock units were granted in 1998, including xx,xxx units to current executive officers. Further, xxx,xxx shares of restricted stock were granted to employees, none of which were granted to current executive officers. For additional information on awards in 1998 to the named executive officers, refer to the tables on pages xx-xx. No awards under the Company's long-term performance plans were made to directors who are not executive officers.

As discussed in the Report on Executive Compensation, the 1999 LTPP has been designed to meet the requirements of 162(m) of the Internal Revenue Code for stock options and SARs. In addition, the 1999 LTPP contains performance criteria for future long-term incentive awards to qualify those awards for tax deductibility under section 162(m). Those criteria consist of objective tests based on one or more of the following: earnings, cash flow, customer satisfaction, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, profit return and margins, stock price and working capital. The formula for any such award may include or exclude items to measure the specific objectives, such as losses from discontinued operations, extraordinary gains and losses, the cumulative effect of accounting changes and any unusual, nonrecurring gain or loss. These terms apply to "covered employees" as defined in section 162(m), which included the Company's chief executive officer and the four other most highly compensated executive officers of the Company. Under these terms, no covered employee may receive more than 200,000 shares or share equivalents (stock units), subject to adjustment for changes in corporate capitalization, such as stock splits. For purposes of this maximum, if an award is denominated in cash rather than in shares, the equivalent will be determined by dividing the highest amount that the Award could be under the formula for that year by the closing price of a share of stock on the first trading day of the applicable performance period. As discussed above, awards under these terms will be based upon the Company's future performance, and no incentive compensation under these terms has yet been awarded or earned by any covered executive. Accordingly, the amount of long-term incentive compensation to be paid in the future to the Company's current and future covered executives under these terms cannot be determined at this time, as actual amounts will depend on the size of such awards, on actual performance and on the Compensation Committee's discretion to reduce such amounts. For an understanding of the size and structure of these awards in the past, see the Long-Term Incentive Plans - Awards in Last Fiscal Year table on page xx. Nothing in these terms precludes the Compensation Committee from making any payments or granting any awards whether or not such payments or awards qualify for tax deductibility under section 162(m).

The foregoing summary of the terms and features of the 1999 LTPP is qualified by reference to the 1999 LTPP itself. The 1999 LTPP is printed in its entirety as Appendix B beginning on page xx and the federal income tax consequences of the issuance and exercise of options and SARs are summarized in Appendix C beginning on page xx. The IBM Board of Directors unanimously recommends a vote FOR this proposal.

5. Approval of Annual Incentive Compensation Terms for Certain Executives

Under section 162(m) of the Internal Revenue Code of 1986, in order for compensation in excess of $1,000,000 paid in any year to the Company's chief executive officer or any of the Company's four other most highly compensated executive officers named in the proxy statement (the "covered executives") to be deductible by the Company, such compensation must qualify as "performance-based." The Executive Compensation and Management Resources Committee (the "Compensation Committee") of the Board of Directors has adopted the following terms, subject to stockholder approval, under which annual incentive compensation to be paid to the covered executives as they may be constituted from time to time would be performance-based for purposes of exemption from the limitations of section 162(m).

19 IBM Notice of 1999 Annual Meeting and Proxy Statement


Each year, each covered executive may be entitled to a maximum award equal to three-tenths of one percent of the Company's earnings before income taxes as reported in the Company's consolidated financial statements, but before taking into account any losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes and any unusual, nonrecurring gain or loss. In administering the incentive program and determining incentive awards, the Compensation Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by this formula. The Compensation Committee will have the flexibility to reduce this amount in its complete discretion. If stockholders do not approve these terms, payments that would have been made pursuant to the Compensation Committee's action on this proposal will not be made. Nothing in these terms precludes the Compensation Committee from making any payments or granting any awards whether or not such payments or awards qualify for tax deductibility under section 162(m).

As discussed above, awards under the terms adopted by the Compensation Committee will be based on the Company's future performance, and no incentive compensation under these terms has yet been earned by any covered executive, as the performance periods have not yet been completed. Accordingly, the amount of annual incentive compensation to be paid in the future to the Company's current or future covered executives cannot be determined at this time, as actual amounts will depend on actual performance and on the Compensation Committee's discretion to reduce such amounts. Had this proposal been in effect for 1998, the Compensation Committee believes that the annual incentives that would have been paid would have been essentially the same as those actually earned in 1998 by the Company's current covered executives, as reported in the Summary Compensation Table on page xx.

The IBM Board of Directors unanimously recommends a vote FOR this proposal.

6. Stockholder Proposals

Stockholder proposals may be submitted for inclusion in IBM's 2000 proxy material after the 1999 Annual Meeting but must be received no later than 5 p.m. EST on November 17, 1999. Proposals should be sent via registered, certified, or express mail to: Office of the Secretary, International Business Machines Corporation, New Orchard Road, Armonk, N.Y. 10504.

Management carefully considers all proposals and suggestions from stockholders. When adoption is clearly in the best interest of the Company and stockholders, and can be accomplished without stockholder approval, the proposal is implemented without inclusion in the proxy material.

Examples of stockholder proposals and suggestions that have been adopted over the years include stockholder ratification of the appointment of auditors, improved procedures involving dividend checks and stockholder publications, and changes or additions to the proxy material concerning such matters as abstentions from voting, appointment of alternative proxy, inclusion of a table of contents, proponent disclosure, and secrecy of stockholder voting.

Management opposes the following proposal for the reasons stated after the proposal.

A. Stockholder Proposal on Executive Compensation

Management has been advised that Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, the owner of 100 shares, intends to submit the following proposal at the meeting:

RESOLVED: "That the stockholders recommend that the Board take the necessary step that IBM specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $250,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them."

REASONS: "In support of such proposed Resolution it is clear that the shareholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized." "At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation." "Through such additional identification the shareholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management."

"Last year the owners of 38,211,948 shares, representing approximately 6.3% of shares voting, voted FOR this proposal."

20 IBM Notice of 1999 Annual Meeting and Proxy Statement


"If you AGREE, please mark your proxy FOR this proposal."
--------------------------------------------------------------------------------

The IBM Board of Directors recommends a vote AGAINST this proposal.

The Company provides disclosure of executive compensation information each year in full compliance with the regulations of the Securities and Exchange Commission. Under these same regulations, the Company already provides detailed information about the overall compensation arrangements of the Company's Chairman and Chief Executive Officer, as well as its four other highest paid executive officers. The Executive Compensation and Management Resources Committee of the Board, which is comprised solely of non-employee directors, reviews and approves the compensation of all executive officers of the Company. Since the proposal attempts to impose future obligations beyond what is required by the law, as well as beyond what other companies disclose, the Board believes the proposal should be rejected. The Board believes that the existing disclosure adequately and fairly describes the compensation structure for IBM's executive officers as well as furnishes an informed basis for IBM stockholders to evaluate the Company's use of compensation to motivate and retain its key personnel. The Board therefore unanimously recommends a vote AGAINST this proposal.

Other Business

Management knows of no other matters that may properly be, or are likely to be, brought before the meeting. If other proper matters are introduced, the individuals named as Proxies on the enclosed Proxy Card will vote shares it represents. Under the terms of the Company's By-laws, stockholders who intend to present an item of business at the 2000 annual meeting of stockholders (other than a proposal submitted for inclusion in the company's proxy materials) must provide notice of such business to the company's secretary no earlier than October 18, 1999 and no later than November 17, 1999, as set forth more fully in such By-laws.

Proxies and Voting at the Meeting

The $.50 par value capital stock of the Company (its common stock) is its only class of security entitled to vote at the April 27, 1999, meeting. Each stockholder of record at the close of business on March 1, 1999 (the "Record Date"), is entitled to one vote for each share held. On February xx, 1999, there were xxx,xxx,xxx common shares outstanding and entitled to be voted.

Directors are elected by a plurality of votes cast. A majority of the votes cast is required to ratify the appointment of auditors, to approve each of the IBM 1999 Long-Term Performance Plan and the Annual Incentive Compensation Terms for Certain Executives, and to recommend that the Board consider adoption of a stockholder proposal. Under the law of New York, IBM's state of incorporation, "votes cast" at a meeting of stockholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions, broker non-votes, and withheld votes will not be considered "votes cast" based on current state law requirements and IBM's Certificate of Incorporation and By-laws. The amendment of the Company's Certificate of Incorporation requires the favorable vote of the holders of a majority of all outstanding shares of common stock of the Company, pursuant to the requirements of the New York Business Corporation Law.

All stockholder meeting proxies, ballots, and tabulations that identify individual stockholders are kept secret, and no such document shall be available for examination, nor shall the identity or the vote of any stockholder be disclosed except as may be necessary to meet legal requirements under the laws of New York, IBM's state of incorporation. Votes are counted by employees of First Chicago Trust Company of New York, IBM's independent transfer agent and registrar, and certified by the Inspectors of Election who are employees of Corporation Trust Company.

Shares cannot be voted unless a signed proxy card is returned, shares are voted using the Internet or the telephone, or other specific arrangements are made to have shares represented at the meeting. Any stockholder giving a proxy may revoke it at any time before it is voted. If a stockholder of record wishes to give a proxy to someone other than the individuals named as Proxies on the proxy card, he or she may cross out the names appearing on the enclosed proxy card,

21 IBM Notice of 1999 Annual Meeting and Proxy Statement


insert the name of some other person, sign, and give the proxy card to that person for use at the meeting.

Stockholders are encouraged to specify their choices by marking the appropriate boxes on the enclosed proxy card. Shares will be voted in accordance with such instructions. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations; merely sign, date, and return the proxy card in the enclosed envelope.

Alternatively, in lieu of returning signed proxy cards, IBM stockholders of record can vote their shares over the Internet, or by calling a specially designated telephone number. These new Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. IBM has been advised by competent counsel that the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. A proxy may be revoked at any time prior to the voting at the meeting by submitting a later dated proxy (including a proxy via the Internet or by telephone) or by giving timely written notice of such revocation to the Secretary of the Company.

The proxy card covers the number of shares to be voted, including any shares held for participants in the IBM Investor Services Program and Employees Stock Purchase Plans. For those stockholders who are participants in the IBM Stock Fund investment alternative under the IBM Tax Deferred Savings Plan (the "TDSP"), the enclosed proxy card also serves as a voting instruction to the Trustee of the TDSP for IBM shares held in the IBM Stock Fund as of March 1, 1999 (the "Record Date"), provided that instructions are furnished over the Internet or by telephone by April 21, 1999, or that the card is signed, returned, and received by April 21, 1999. If instructions are not received over the Internet or by telephone by April 21, 1999, or if the signed proxy card is not returned and received by such date, the IBM shares in the IBM Stock Fund under the TDSP will be voted by the Trustee in proportion to the shares for which the Trustee timely receives voting instructions.

Solicitation of proxies is being made by the Company through the mail, in person, and by telecommunications. The cost thereof will be borne by the Company. In addition, management has retained Morrow & Co., Inc., to assist in soliciting proxies for a fee of approximately $45,000, plus reasonable out-of-pocket expenses.


Daniel E. O'Donnell

Vice President and Secretary

March 15, 1999

22 IBM Notice of 1999 Annual Meeting and Proxy Statement


Appendix A.

Proposed Amendment to Article THREE of the Company's Certificate of
Incorporation

Resolved: that the Company's Certificate of Incorporation be amended by restating Article THREE to read as follows:

The aggregate number of shares that the Corporation shall have authority to issue is 4,837,500,000 shares, consisting of 4,687,500,000 shares of the par value of $0.20 per share, which shall be designated "capital stock" and 150,000,000 shares of the par value of $0.01 per share, which shall be designated "preferred stock."

Appendix B.

IBM 1999 Long-Term Performance Plan

1. Objectives.

The IBM 1999 Long-Term Performance Plan (the "Plan") is designed to attract, motivate and retain selected employees of, and other individuals providing services to, the Company. These objectives are accomplished by making long-term incentive and other awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2. Definitions.

(a) "Awards" -- The grant of any form of stock option, stock appreciation right, stock or cash award, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

(b) "Award Agreement" -- An agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

(c) "Board" -- The Board of Directors of International Business Machines Corporation ("IBM").

(d) "Capital Stock" or "stock" -- Authorized and issued or unissued Capital Stock of IBM, at such par value as may be established from time to time.

(e) "Code" -- The Internal Revenue Code of 1986, as amended from time to time.

(f) "Committee" -- The committee designated by the Board to administer the Plan.

(g) "Company" -- IBM and its affiliates and subsidiaries including subsidiaries of subsidiaries and partnerships and other business ventures in which IBM has an equity interest.

(h) "Fair Market Value" -- The average of the high and low prices of Capital Stock on the New York Stock Exchange for the date in question, provided that, if no sales of Capital Stock were made on said exchange on that date, the average of the high and low prices of Capital Stock as reported for the most recent preceding day on which sales of Capital Stock were made on said exchange.

(i) "Participant" -- An individual to whom an Award has been made under the Plan. Awards may be made to any employee of, or any other individual providing services to, the Company. However, incentive stock options may be granted only to individuals who are employed by IBM or by a subsidiary corporation (within the meaning of Section 424(f) of the Code) of IBM, including a subsidiary that becomes such after the adoption of the Plan.

(j) "Performance Period" -- A multi-year period of no more than five consecutive calendar years over which one or more of the performance criteria listed in
Section 6 shall be measured pursuant to the grant of Long-Term Performance Incentive Awards (whether such Awards take the form of stock, stock units or equivalents or cash). Performance Periods may overlap one another but no two Performance Periods may consist solely of the same calendar years.

3. Capital Stock Available for Awards.

The number of shares that may be issued under the Plan for Awards granted wholly or partly in stock during the term of the Plan is xx,xxx,xxx. In addition, any shares previously authorized by stockholders for awards under prior Company long-term performance plans which are still available for issuance or which either wholly or in part were not earned or that expired or were forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other awards shall be available for issuance under the Plan. Shares of Capital Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for some other purpose. For purposes of determining the number of shares of Capital Stock issued under the Plan, no shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with Section 10. Shares covered

23 IBM Notice of 1999 Annual Meeting and Proxy Statement


by Awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other awards, shall be available for future issuance under Awards. Further, shares tendered to or withheld by the Company in connection with the exercise of stock options, or the payment of tax withholding on any Award, shall also be available for future issuance under Awards.

4. Administration.

The Plan shall be administered by the Committee, which shall have full power to select Participants, to interpret the Plan, to grant waivers of Award restrictions, to continue, accelerate or suspend exercisability, vesting or payment of an Award and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers include, but are not limited to, the adoption of modifications, amendments, procedures, subplans and the like as necessary to comply with provisions of the laws and regulations of the countries in which the Company operates in order to assure the viability of Awards granted under the Plan and to enable Participants regardless of where employed to receive advantages and benefits under the Plan and such laws and regulations.

5. Delegation of Authority.

The Committee may delegate to officers of the Company its duties, power and authority under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee or the Board may select, and grant Awards to, Participants who are subject to Section 16 of the Securities Exchange Act of 1934.

6. Awards.

The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 6. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement or payment of, or as alternatives to, grants, rights or compensation earned under any other plan of the Company, including the plan of any acquired entity. During any five-year period, no Participant may receive, under the Plan, stock options or stock appreciation rights with respect to an aggregate of more than 5,000,000 shares. With regard to any "covered employee" (as defined by section 162(m) of the Code), the maximum number of shares of Capital Stock or share equivalents of Capital Stock (stock units) that can be earned by any Participant for any Performance Period is 200,000 shares, subject to adjustment for changes in corporate capitalization, such as a stock split, and if an Award is denominated in cash rather than in shares of Capital Stock or stock units, the share equivalent for purposes of the maximum will be determined by dividing the highest amount that the Award could be under the formula for such Performance Period by the closing price of a share of Capital Stock on the first trading day of the Performance Period.

(a) Stock Option -- A grant of a right to purchase a specified number of shares of Capital Stock the exercise price of which shall be not less than 100% of Fair Market Value on the date of grant of such right, as determined by the Committee, provided that, in the case of a stock option granted retroactively in tandem with or as substitution for another award granted under any plan of the Company, the exercise price may be the same as the purchase or designated price of such other award. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. The number of shares of stock that shall be available for issuance under ISOs granted under the Plan is limited to twenty million.

(b) Stock Appreciation Right -- A right to receive a payment, in cash and/or Capital Stock, equal in value to the excess of the Fair Market Value of a specified number of shares of Capital Stock on the date the stock appreciation right (SAR) is exercised over the grant price of the SAR, which shall not be less than 100% of the Fair Market Value on the date of grant of such SAR, as determined by the Committee, provided that, in the case of a SAR granted retroactively in tandem with or as substitution for another award granted under any plan of the Company, the grant price may be the same as the exercise or designated price of such other award.

(c) Stock Award -- An Award made in stock and denominated in units of stock. The maximum number of shares of Capital Stock that may be issued under Stock Awards shall not exceed 20% of the aggregate number of shares available for issuance under Awards. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement,

24 IBM Notice of 1999 Annual Meeting and Proxy Statement


which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other comparable measurements of the Company performance. An Award made in stock or denominated in units of stock that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an Award of "Restricted Stock," "Restricted Stock Units" or "Long-Term Performance Incentive" units.

(d) Cash Award -- An Award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other comparable measurements of Company performance.

(e) Performance Criteria under Section 162(m) of the Code for Long-Term Performance Incentive Awards -- The performance criteria for Long-Term Performance Incentive Awards (whether such Awards take the form of stock, stock units or equivalents or cash) made to any "covered employee" (as defined by section 162(m) of the Code) shall consist of objective tests based on one or more of the following: earnings, cash flow, customer satisfaction, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, stock price and working capital. Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. The formula for any Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes and any unusual, nonrecurring gain or loss. Nothing herein shall preclude the Committee from making any payments or granting any Awards whether or not such payments or Awards qualify for tax deductibility under section 162(m) of the Code.

7. Payment of Awards.

Payment of Awards may be made in the form of cash, stock or combinations thereof and may include such restrictions as the Committee shall determine. Further, with Committee approval, payments may be deferred, either in the form of installments or as a future lump-sum payment, in accordance with such procedures as may be established from time to time by the Committee. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or the Committee, may require the payment to be forfeited in accordance with the provisions of Section 13. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in stock or units of stock. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

8. Stock Option Exercise.

The price at which shares of Capital Stock may be purchased under a stock option shall be paid in full in cash at the time of the exercise or, if permitted by the Committee, by means of tendering Capital Stock or surrendering another Award or any combination thereof. The Committee shall determine acceptable methods of tendering Capital Stock or other Awards and may impose such conditions on the use of Capital Stock or other Awards to exercise a stock option as it deems appropriate.

9. Tax Withholding.

Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state and local tax withholding that in the opinion of the Company is required by law. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

10. Transferability.

No Award shall be transferable or assignable, or payable to or exercisable by, anyone other than the Participant to

25 IBM Notice of 1999 Annual Meeting and Proxy Statement


whom it was granted, except (i) by law, will or the laws of descent and distribution, (ii) as a result of the disability of a Participant or (iii) that the Committee (in the form of an Award Agreement or otherwise) may permit transfers of Awards by gift or otherwise to a member of a Participant's immediate family and/or trusts whose beneficiaries are members of the Participant's immediate family, or to such other persons or entities as may be approved by the Committee. Notwithstanding the foregoing, in no event shall ISOs be transferable or assignable other than by will or by the laws of descent and distribution.

11. Amendment, Modification, Suspension or Discontinuance of the Plan.

The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Capital Stock then outstanding, to (i) increase the aggregate number of shares of Capital Stock that may be issued under the Plan (except for adjustments pursuant to Section 14 of the Plan), or
(ii) permit the granting of stock options or SARs with exercise or grant prices lower than those specified in Section 6.

12. Termination of Employment.

If the employment of a Participant terminates, other than as a result of the death or disability of a Participant, all unexercised, deferred and unpaid Awards shall be canceled immediately, unless the Award Agreement provides otherwise. In the event of the death of a Participant or in the event a Participant is deemed by the Company to be disabled and eligible for benefits under the terms of the IBM Long-Term Disability Plan (or any successor plan or similar plan of another employer), the Participant's estate, beneficiaries or representative, as the case may be, shall have the rights and duties of the Participant under the applicable Award Agreement.

13. Cancellation and Rescission of Awards.

(a) Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any "Detrimental Activity." For purposes of this Section 13, "Detrimental Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material, as defined in the Company's Agreement Regarding Confidential Information and Intellectual Property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company's Agreement Regarding Confidential Information and Intellectual Property, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Participant's employment for cause; (v) a violation of any rules, policies, procedures or guidelines of the Company, including but not limited to the Company's Business Conduct Guidelines; (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

(b) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of paragraphs (a)(i)-(viii) of this Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the

26 IBM Notice of 1999 Annual Meeting and Proxy Statement


amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

14. Adjustments.

In the event of any change in the outstanding Capital Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionately: (a) the number of shares of Capital Stock (i) available for issuance under the Plan, (ii) available for issuance under ISOs, (iii) for which Awards may be granted to an individual Participant set forth in Section 6, and
(iv) covered by outstanding Awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Capital Stock or any distribution (other than normal cash dividends) to holders of Capital Stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause IBM to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of Capital Stock available for issuance under Awards under
Section 3, including the individual Participant maximums set forth in Section 6 will be increased to reflect such substitution or assumption.

15. Miscellaneous.

(a) Any notice to the Company required by any of the provisions of the Plan shall be addressed to the chief human resources officer of IBM in writing, and shall become effective when it is received.

(b) The Plan shall be unfunded and the Company shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.

(c) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements or plans, subject to shareholder approval if such approval is required, and such arrangements or plans may be either generally applicable or applicable only in specific cases.

(d) No Participant shall have any claim or right to be granted an Award under the Plan and nothing contained in the Plan shall be deemed or be construed to give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time without regard to the effect such discharge may have upon the Participant under the Plan. Except to the extent otherwise provided in any plan or in an Award Agreement, no Award under the Plan shall be deemed compensation for purposes of computing benefits or contributions under any other plan of the Company.

(e) The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, County of Westchester, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(f) In the event that a Participant or the Company brings an action to enforce the terms of the Plan or any Award Agreement and the Company prevails, the Participant shall pay all costs and expenses incurred by the Company in connection with that action, including reasonable attorneys' fees, and all further costs and fees, including reasonable attorneys' fees incurred by the Company in connection with collection.

(g) The Committee and any officers to whom it may delegate authority under
Section 5 shall have full power and authority to interpret the Plan and to make any determinations thereunder, including determinations under Section 13, and the Committee's or such officer's determinations shall be binding and conclusive. Determinations made by the Committee or any such officer under the Plan need not be uniform and may be made selectively among individu-

27 IBM Notice of 1999 Annual Meeting and Proxy Statement


als, whether or not such individuals are similarly situated.

(h) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(i) The Plan shall become effective on the date it is approved by the requisite vote of the stockholders of the Company.

Appendix C.

IBM 1999 Long-Term Performance Plan -- Federal Income Tax Consequences

The Company has been advised by counsel that, in general, under the Internal Revenue Code, as presently in effect, a Participant will not be deemed to recognize any income for federal income tax purposes at the time an option or SAR is granted or a restricted stock award is made, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

1. In the case of an exercise of a stock option other than an ISO, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price.

2. In the case of an exercise of a SAR, the Participant will generally recognize ordinary income on the exercise date in an amount equal to any cash and the fair market value of any unrestricted shares received.

3. In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the fair market value of the stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

4. In the case of ISOs, there is generally no tax liability at time of exercise. However, the excess of the fair market value of the stock on the exercise date over the option price is included in the optionee's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise and two years from the date of grant, the optionee will realize a capital gain or loss upon a sale of the stock, equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the excess of the fair market value of the stock on the date of exercise (or, if less, the amount of gain realized on the disposition of the stock) over the option price, and the balance of any gain or any loss will be treated as capital gain or loss. In order for ISOs to be treated as described above, the Participant must remain employed by the Company (or a subsidiary in which the Company holds at least 50 percent of the voting power) from the ISO grant date until three months before the ISO is exercised. The three-month period is extended to one year if the Participant's employment terminates on account of disability. If the Participant does not meet the employment requirement, the option will be treated for federal income tax purposes as an option as described in paragraph 5 below. A Participant who exercises an ISO might also be subject to an alternative minimum tax.

5. Upon the exercise of a stock option other than an ISO, the exercise of a SAR, the award of stock, or the recognition of income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by a Participant. The Company will not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to the Award, the recipient will recognize the amount of the cash payment as ordinary income, and the Company will generally be entitled to a deduction in the same amount.

6. Pursuant to section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000

28 IBM Notice of 1999 Annual Meeting and Proxy Statement


that is paid in a taxable year to an individual who, on the last day of the taxable year, is the Company's chief executive officer or among one of its four other highest compensated officers for that year. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that compensation attributable to stock options and stock appreciation rights granted under the Plan will be treated as qualified performance-based compensation and therefore will not be subject to the deduction limit. The Plan also authorizes the grant of long-term performance incentive awards utilizing the performance criteria set forth in the Plan that may likewise be treated as qualified performance-based awards.